SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 18, 1997


                   Chase Commercial Mortgage Securities Corp.
                    (Issuer in respect of Commercial Mortgage
                    Pass-Through Certificates, Series 1997-2)
                          (Exact name of registrant as
                            specified in its charter)


           New York                         333-18961             13-3728743
--------------------------------------------------------------------------------
(State or other jurisdiction of     (Commission File Number)    (IRS Employer
        incorporation)                                       Identification No.)


     270 Park Avenue, New York, New York                     10017
--------------------------------------------------------------------------------
  (Address of principal executive offices)                (Zip Code)


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Item 5.   Other Events.

     Attached as Exhibit 4 is the Pooling and Servicing Agreement (as defined below) for Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1997-2. On December 18, 1997, Chase Commercial Mortgage Securities Corp. (the "Company") caused the issuance, pursuant to a Pooling and Servicing Agreement, dated as of December 1, 1997 (the "Pooling and Servicing Agreement"), by and among the Company, as depositor, State Street Bank and Trust Company, as trustee, The Chase Manhattan Bank, as servicer, and Lennar Partners, Inc., as special servicer, of Chase Commercial Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates, Series 1997-2 (the "Certificates"), issued in fourteen classes. The Class A-1, Class A-2, Class X, Class B, Class C, Class D and Class E Certificates, with an aggregate scheduled principal balance as of December 1, 1997 of $724,453,212 were sold to Chase Securities Inc., Bear, Stearns & Co. Inc. and PaineWebber Incorporated (collectively, the "Underwriters"), pursuant to an Underwriting Agreement dated as of December 9, 1997, by and among the Company and the Underwriters.

     Capitalized terms used herein and not defined herein have the same meanings ascribed to such terms in the Pooling and Servicing Agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)   Exhibits

Exhibit 4         Pooling and Servicing Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date: December  29, 1997

                                   CHASE COMMERCIAL MORTGAGE
                                   SECURITIES CORPORATION



                                   By:      /s/ Jacqueline R. Slater
                                            ------------------------
                                   Name:    Jacqueline R. Slater
                                   Title:   President

                                INDEX TO EXHIBITS

Item 601(a) of
Regulation  S-K
Exhibit No.                 Description                           Page
-----------                 -----------                           ----

4                           Pooling and Servicing Agreement       6